Cardiff Oncology Reports First Quarter 2026 Results and Provides Business Update

Completed successful End-of-Phase 2 meeting with the FDA and selected onvansertib dose and chemotherapy regimen for planned Phase 3 trial

Company to provide detailed data update from Phase 2 CRDF-004 trial in rapid oral presentation at
American Society of Clinical Oncology Annual Meeting

Leadership additions position Company to execute on key upcoming clinical and regulatory milestones

SAN DIEGO, Calif., May 14, 2026 — Cardiff Oncology, Inc. (Nasdaq: CRDF), a clinical-stage biotechnology company leveraging PLK1 inhibition to develop novel cancer therapies, today announced financial results for the first quarter ended March 31, 2026, and provided a business update.

"This quarter was marked by the positive data update from our randomized Phase 2 CRDF-004 trial of onvansertib in first-line RAS-mutated metastatic colorectal cancer, along with key leadership additions that prepare the Company to deliver on the clinical milestones ahead,” said Mani Mohindru, PhD, President and Chief Executive Officer of Cardiff Oncology.

“In April, we had a successful End‑of‑Phase 2 meeting with the FDA and aligned on the key design elements for our Phase 3 registrational trial. We plan to share additional Phase 3 details and our regulatory strategy in mid-2026. At the upcoming ASCO Annual Meeting, we will present updated CRDF-004 data, which we believe will provide further insight into onvansertib's potential in the first-line RAS-mutated metastatic colorectal cancer (mCRC) setting. In parallel, we continue to strengthen the scientific foundation of our PLK1 inhibition strategy, supported by new preclinical data evaluating combination use with an antibody-drug conjugate, as well as ongoing single-agent and combination investigator-initiated studies across multiple cancer settings. With strong clinical momentum, we remain focused on disciplined execution throughout the year.”

Clinical Highlights

Upcoming Event: Reporting Updated Onvansertib Data in Rapid Oral Presentation at American Society of Clinical Oncology (ASCO) Annual Meeting 2026

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The Company will report detailed updated data from its randomized Phase 2 CRDF-004 trial evaluating onvansertib in combination with FOLFIRI/bev or FOLFOX/bev in patients with first-line RAS-mutated mCRC in a rapid oral presentation at the ASCO Annual Meeting, taking place May 29–June 2 in Chicago. More information about the presentation is available here.

Completed End-of-Phase 2 Meeting with the FDA and Aligned on the Design of the Phase 3 Registrational Trial in Patients with First-line RAS-mutated mCRC

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In consultation with the U.S. Food and Drug Administration (FDA), Cardiff selected the 30 mg dose of onvansertib for evaluation with FOLFIRI/bev chemotherapy regimen for the Phase 3 trial in patients with first-line RAS-mutated mCRC. Additional details of the clinical trial will be shared by mid-2026.

Key Opinion Leader Engagements Highlight Onvansertib Clinical Data and Opportunity in mCRC

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In March, Cardiff hosted a KOL webinar featuring internationally recognized leaders in colorectal cancer research, Drs. Scott Kopetz and Heinz-Josef Lenz. The webinar focused on the evolving treatment landscape in first-line RAS-mutated mCRC and onvansertib’s potential as a novel therapeutic approach in the management of RAS-mutated mCRC. A replay of the webcast is available in the Events section of the Company’s website.

Announced Positive Update from our Randomized Phase 2 Trial of Onvansertib in First-line RAS-mutated mCRC

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In January, Cardiff provided topline data from its ongoing CRDF-004 Phase 2 randomized clinical trial in first-line RAS-mutated mCRC. The 30 mg onvansertib + FOLFIRI/bevacizumab (bev) arm achieved a confirmed objective response rate (ORR) of 72.2% compared to 43.2% across the combined standard-of-care (SoC) arms. The 30 mg onvansertib dose in combination with FOLFIRI/bev also demonstrated marked improvement in progression-free survival (PFS) versus FOLFIRI/bev (HR: 0.38) and combined SoC of FOLFOX/bev and FOLFIRI/bev (HR: 0.37, p<0.05), with no significant added toxicity observed. More details available here.

Preclinical Highlights

Company Presented New Preclinical Data at the 2026 American Association for Cancer Research (AACR) Annual Meeting Supporting Rationale for Onvansertib in Combination with Antibody Drug Conjugates

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Cardiff presented new preclinical data at the AACR Annual Meeting in April demonstrating that onvansertib enhanced the activity of the HER2-targeted antibody-drug conjugate trastuzumab deruxtecan (T-DXd), driving tumor regression and overcoming resistance in HER2-low breast cancer models. More details are available here.

Corporate Update

Key Leadership Appointments Strengthen Executive Team to Support Company’s Next Phase of Growth

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In April, the Company announced the appointment of Mani Mohindru, PhD, as President and Chief Executive Officer (CEO), following her time as Interim CEO. She will continue as a member of the Board of Directors. The Company also appointed Josh Muntner as Chief Financial Officer and Ajay Aggarwal, MD, MBA, as Chief Operating Officer, effective April 6 and April 27, respectively. Together, these appointments reflect Cardiff's commitment to building an experienced leadership team to advance onvansertib and deliver on the program’s long-term potential.

First Quarter 2026 Financial Results

Liquidity, cash burn, and cash runway

As of March 31, 2026, Cardiff Oncology had approximately $46.1 million in cash, cash equivalents, and short-term investments.

Net cash used in operating activities for the first quarter of 2026 was approximately $12.3 million, a decrease of approximately $0.5 million from $12.8 million for the same period in 2025.

Based on its current expectations and projections, the Company believes its current cash resources are sufficient to fund its operations into the first quarter of 2027.

Operating results

Total operating expenses were approximately $12.9 million for the three months ended March 31, 2026, a decrease of $1.6 million from $14.5 million for the same period in 2025. The decrease in operating expenses was primarily due to a decrease of $3.7 million in R&D expenses, mainly clinical trial expenses and preclinical activities, partially offset by an increase of $2.1 million in SG&A expenses, primarily for employee severance agreements and corresponding modifications of stock options.

About Cardiff Oncology, Inc.

Cardiff Oncology is a clinical-stage biotechnology company advancing innovative cancer treatments focused on PLK1 inhibition, a validated oncology target with practice-changing potential. Our lead asset, onvansertib, is a highly specific, oral PLK1 inhibitor currently being evaluated in a Phase 2 trial for first-line treatment of RAS-mutated metastatic colorectal cancer (mCRC), addressing a large, underserved patient population with high unmet need. Onvansertib is also under investigation in other PLK1-driven cancers through ongoing investigator-initiated trials and has shown robust single agent clinical activity in hard-to-treat tumors. By targeting tumor vulnerabilities, we aim to overcome treatment resistance and deliver improved clinical outcomes for patients.

For more information, please visit https://www.cardiffoncology.com.

Forward-Looking Statements

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified using words such as "anticipate," "believe," "forecast," "estimated" and "intend" or other similar terms or expressions that concern Cardiff Oncology's expectations, strategy, plans or intentions. These forward-looking statements are based on Cardiff Oncology's current expectations and actual results could differ materially. There are several factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, clinical trials involve a lengthy and expensive process with an uncertain outcome, and results of earlier studies and trials may not be predictive of future trial results; our clinical trials may be suspended or discontinued due to unexpected side effects or other safety risks that could preclude approval of our product candidate; results of preclinical studies or clinical trials for our product candidate could be unfavorable or delayed; our need for additional financing; risks related to business interruptions, including the outbreak of COVID-19 coronavirus and cyber-attacks on our information technology infrastructure, which could seriously harm our financial condition and increase our costs and expenses; uncertainties of government or third party payer reimbursement; dependence on key personnel; limited experience in marketing and sales; substantial competition; uncertainties of patent protection and litigation; dependence upon third parties; and risks related to failure to obtain FDA clearances or approvals and noncompliance with FDA regulations. There are no guarantees that our product candidate will be utilized or prove to be commercially successful. Additionally, there are no guarantees that future clinical trials will be completed or successful or that our product candidate will receive regulatory approval for any indication or prove to be commercially successful. Investors should read the risk factors set forth in Cardiff Oncology's Form 10-K for the year ended December 31, 2025, and other periodic reports filed with the Securities and Exchange Commission. While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Forward-looking statements included herein are made as of the date hereof, and Cardiff Oncology does not undertake any obligation to update publicly such statements to reflect subsequent events or circumstances.

Investor Contact:
Candice Masse
astr partners
candice.masse@astrpartners.com

Media Contact:
Amy Bonanno
Lyra Strategic Advisory
abonanno@lyraadvisory.com

Cardiff Oncology, Inc.

Condensed Statements of Operations

(in thousands, except for per share amounts)

(unaudited)

	Three Months Ended March 31,
	2026	2025
Royalty revenues	$41	$109
Costs and expenses:
Research and development	6,765	10,477
Selling, general and administrative	6,126	4,014
Total operating expenses	12,891	14,491

Loss from operations	(12,850)	(14,382)

Other income (expense), net:
Interest income	506	941
Other income (expense), net	(1)	7
Total other income (expense), net	505	948

Net loss	(12,345)	(13,434)

Preferred stock dividend	(6)	(6)

Net loss attributable to common stockholders	$(12,351)	$(13,440)

Net loss per common share — basic and diluted	$(0.18)	$(0.20)

Weighted-average shares outstanding — basic and diluted	68,350	66,524

Cardiff Oncology, Inc.

Condensed Balance Sheets

(in thousands)

(unaudited)

	March 31, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$8,544	$17,470
Short-term investments	37,512	40,834
Accounts receivable and unbilled receivable	191	182
Prepaid expenses and other current assets	1,095	1,642
Total current assets	47,342	60,128
Property and equipment, net	491	578
Operating lease right-of-use assets	495	629
Other assets	844	549
Total Assets	$49,172	$61,884

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$5,480	$8,087
Accrued liabilities	8,337	7,577
Operating lease liabilities	646	730
Total current liabilities	14,463	16,394
Operating lease liabilities, net of current portion	—	102
Total Liabilities	14,463	16,496

Stockholders’ equity	34,709	45,388
Total liabilities and stockholders’ equity	$49,172	$61,884